UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
July 12, 2006

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer
Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 12, 2006, Campbell Soup Company (“Campbell”), together with a number of its wholly-owned subsidiaries, entered into a sale and purchase agreement (the “Agreement”) with Premier Foods Investments Limited (“Premier Investments”), HL Foods Limited (“HL Foods”) and Premier Foods plc (“Premier Foods”). Pursuant to the terms of the Agreement, Premier Investments will acquire Campbell’s United Kingdom and Irish businesses through a purchase of all of the outstanding shares of Campbell Grocery Products Limited and Campbell Soup Ireland Limited. In addition, HL Foods will acquire certain intellectual property rights related to Campbell’s United Kingdom and Irish businesses. The cash purchase price payable under the Agreement is approximately $845 million, subject to certain closing adjustments. The transaction is subject to the approval of Premier Foods’ shareholders. The Agreement contains customary warranties and covenants, including prohibitions on Campbell engaging in competing businesses in the United Kingdom and Ireland.
A copy of the Agreement is attached hereto as Exhibit 2.1. The foregoing description of the Agreement and the transaction is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference.
The Agreement has been included to provide shareowners and investors with information regarding its terms. It is not intended to provide any other factual information about Campbell or any of its subsidiaries or businesses. The Agreement contains warranties that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Agreement. In addition, certain warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareowners and investors. For the foregoing reasons, shareowners and investors should not rely on such warranties as characterization of statements of factual information at the time they were made or otherwise.
Item 9.01 – Financial Statements and Exhibits
(d) Exhibits
2.1	Agreement between Campbell’s UK Limited, Campbell Soup UK Limited, Campbell Netherlands Holdings B.V., Campbell Investment Company, Campbell Soup Company, Premier Foods Investments Limited, HL Foods Limited and Premier Foods plc dated July 12, 2006. The registrant agrees to file a copy of any omitted attachment to Exhibit 2.1 upon the request of the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: July 14, 2006

	By:	/s/ John J. Furey

John J. Furey
Vice President and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement between Campbell’s UK Limited, Campbell Soup UK Limited, Campbell Netherlands Holdings B.V., Campbell Investment Company, Campbell Soup Company, Premier Foods Investments Limited, HL Foods Limited and Premier Foods plc dated July 12, 2006.

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